Exhibit 99.2


                   JUNE 2009 AMENDMENT TO EMPLOYMENT AGREEMENT

                                    RECITALS
                                    --------

This Agreement is an Amendment to the November 11, 2008, Employment Agreement of Stephen McCommon by and between CDEX Inc., a Nevada corporation (the "Company" or "CDEX") and Stephen McCommon (the "Employee"). The Effective Date of this Amendment shall be June 1, 2009.
                    Whereas, on November 11, 2008, the Company and Employee entered into an Employment Agreement entitled "Employment Agreement of Stephen McCommon" ("Agreement") which provides for amendment with the consent of Company and Employee; and
                    Whereas, the Company and Employee desire to amend said Agreement.

                               AMENDMENT AGREEMENT
                               -------------------

Accordingly, for good and valuable consideration, the sufficiency of which is agreed to by both Parties, notwithstanding any previous agreement or amendment thereto, the undersigned two Parties covenant and agree as follows ("Amendment Agreement"):

     1. Section 5.1. Effective June 1, 2009, Employee has elected to take only $4,166.67 per month in salary until such time, in his sole discretion, economic conditions warrant the return to the pre-June 1, 2009 compensation level.
     2. Section 7.1, Compensation Upon Termination Without "Cause" or "Good Reason. In order to remove potential ambiguity, Section 7.1 shall be replaced in its entirety by the following:

               "7.1. Compensation Upon Termination Without "Cause" or "Good Reason". If the Employee is terminated by the Company without "Cause" or by the Employee for "Good Reason", in addition to the amounts payable under Section 7 above, the Company shall pay to the Employee within two weeks after the date of termination $17,560 and Employee's unvested stock options shall immediately vest and become exercisable."

     3.   Recitals. The Recitals are incorporated herein by reference.
     4. Agreement. The remainder of the Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment Agreement, or have caused this Amendment Agreement to be duly executed on their behalf effective on June 1, 2009.



By:   /s/ Stephen McCommon                     By:   /s/ Malcolm H. Philips, Jr.
      --------------------                           ---------------------------
      Stephen McCommon                               Malcolm H. Philips, Jr.
      June 3, 2009                                   President and CEO
                                                     CDEX Inc.






4555 S. Palo Verde Rd. Suite 123 Tucson, AZ 85714 (520)745-5172  www.cdexinc.com